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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      MAUNA LOA MACADAMIA PARTNERS, L.P.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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                     MAUNA LOA MACADAMIA PARTNERS, L.P.

SUPPLEMENTAL QUESTIONS AND ANSWERS:

1. CAN WE SECURE COPIES OF THE PROJECTIONS MENTIONED IN THE PROXY STATEMENT?

   No. These projections were prepared for internal use only.

2. WHY CAN'T WE GET THEM?

   It is difficult to predict future results accurately. Results for a land company can vary widely as a result of timing differences and the economy. Agricultural operations are affected by nature and competition.

3. WILL MAUNA LOA DECLARE A SECOND-QUARTER DIVIDEND?

   The present intention of the Board is that it will not declare a second quarter dividend. The merger is expected to become effective as of the close of business on June 30, 1998, the date which would ordinarily be the record date for distributions. The Board presently feels that cash should be retained in order to be fiscally conservative assuming that the merger will proceed.

4. DOES MANAGEMENT BELIEVE THAT IT WILL BE ABLE TO REFINANCE THE HOMES DEBT?

   Yes. The Homes debt matures on December 1, 1998. Management believes that the strong working capital position of Mauna Loa will enable the Combined Company to refinance the debt on favorable terms and at favorable interest rates.

5. HAS MANAGEMENT RECEIVED ANY REFINANCING PROPOSALS?

   Management has commenced discussions with potential lenders, but does not yet have firm proposals.

6. WHAT ARE MAUNA LOA'S PROFIT EXPECTATIONS FOR THE 1998 CALENDAR YEAR?

   First quarter results have been published in a press release and Form 10-Q filed with the SEC, but we cannot yet predict the production results for the full year because we can't predict the results of the fall harvest. Neither can we predict the price we will receive for our nuts.

7. WHAT HAPPENS IF I SIGN THE PROXY AND DON'T FILL IN THE BOXES?

   Your proxy will be voted in favor of all the proposals.


Release Date: May 27, 1998

                         Christopher Weil & Company
                           Mauna Loa Tender Offer


1) Almost every investor will have three major questions in mind:

   a. what is the GENERAL CHARACTER of the proposed transaction?

   b. WHAT ARE THE REASONS for me to vote yes? And

   c. WHAT ARE THE REASONS for me to vote no?

2) Here is one way to describe THE GENERAL CHARACTER OF THE PROPOSED
   TRANSACTION:

   Heretofore, Mauna Loa ("ML") has been a good company, but without any dynamic future prospects. There is nothing fundamentally wrong, but ML has been characterized by relatively static operations over its business life, and this is likely to continue unless ML changes its strategy. Not very interesting either for its investors or for its management.

   C. Brewer ("Homes") is a company with a big real estate portfolio and debt of $20 million due on December 1, 1998. Its real estate values have suffered as the result of Hawaiian business conditions generally.

   ML has been thinking for some time about how to rework itself into a more growth oriented, opportunistic company -- particularly in light of its very favorable tax status as a master limited partnership. Now Homes provides exactly the growth opportunity ML can exploit.

   This is the essence of the transaction and why ML is recommending it to you and the other ML investors.

3) There are FOUR MAJOR REASONS FOR ML INVESTORS TO CONSIDER A "YES" VOTE:

   a. This transaction will move ML from a more or less static company to a growth company with growth stock opportunities.

   b. This transaction will provide ML the opportunity to acquire good Hawaiian real estate at a historic low price.

   c. This transaction will allow ML to diversify away from a purely agricultural enterprise.

   d. With this transaction, ML can now begin to truly exploit its MLP tax status. It will be one of the few US growth companies that pays no corporate income tax AND has a "currency" which can be used to acquire other assets on tax terms favorable to sellers.

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Mauna Loa Tender Offer
Page Two


4) Many people will want to know about REASONS TO VOTE NO. Here are what seem to use the most "obvious" ones (with the other side of the story in parentheses):

   a. THE DISTRIBUTION WILL BE REDUCED.

      (Yes -- but this is consistent with the move to "growth" status. It makes no sense to go for growth while simultaneously paying out a maximum distribution, for money retained is the very money, which will contribute to the company's growth plan).

   b. MAYBE IT'S NOT SUCH GOOD NEWS THAT ML IS ACQUIRING MORE HAWAIIAN REAL ESTATE AT THIS TOUGH TIME.

      (My old Economics 101 professor said that if you never remember anything else about economics, you should just remember to "buy low and sell high". If we look at the current problems in Hawaii, can you imagine that we won't be happy in, say, 5 years, with acquisitions made at today's prices?)

   c. THERE'S +$20 MILLION OF DEBT ON HOMES' BALANCE SHEET COMING OVER TO A ML DEBT FREE BALANCE SHEET; THAT SEEMS LIKE TROUBLE TO ME.

      (It can actually be viewed as a positive in light of ML's new growth business plan. In growth companies, some leverage is almost always part of the capital structure. In this transaction, the debt has two important and favorable features as far as ML is concerned:

         1. The assumption of this debt by ML was taken into account in the pricing of Homes and contributes to what the ML management believes is a favorable price.

         2. The debt is relatively high priced and provides ML the opportunity to refinance at a lower interest rate with the attendant improvement in each flow).

   d. THERE ARE CONFLICTS OF INTEREST AND CROSS-COMPANY MANAGEMENT BETWEEN ML AND HOMES.

      (True, and this is the reason why only independent directors for both ML and Homes negotiated and voted on this transaction. Incidentally, in both cases, the independent board members voted UNANIMOUSLY for the merger.)


Release Date: May 27, 1998